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                                                                    EXHIBIT 99.5

       [BANK UNITED CORP. LITIGATION CONTINGENT PAYMENT RIGHTS TRUST LOGO]

                         [BANK UNITED CORP. LETTERHEAD]

JONATHON K. HEFFRON
   Litigation Trustee
 Tel.: (713) 543-6958
FAX: (713) 543-7744

SALVATORE A. RANIERI
   Litigation Trustee
 Tel.: (516) 873-0055
FAX: (516) 873-1155


February 2001

To the Shareholders of Bank United Corp.:

As you know from reading the enclosed letter from Kerry K. Killinger, Chairman, President and Chief Executive Officer of Washington Mutual, Inc. ("WM"), the shareholders of Bank United Corp. ("Bank United") approved the merger of Bank United with and into WM at their February 8, 2001, special meeting.

At that same special meeting, the shareholders of Bank United also approved a corporate reorganization of Bank United (the "Reorganization"). In the Reorganization, a wholly owned subsidiary of Bank United was merged into Bank United. As a result of the Reorganization, each share of the common stock of Bank United was converted into one new share of Bank United Common Stock and the right to receive one contingent payment rights ("CPR") certificate evidencing the right to receive a portion of the assets of a trust established to receive an amount based on the proceeds of any final judgment or settlement in Bank United's litigation against the federal government. Appropriate and proportionate adjustments were made to Bank United's stock options and 8% Corporate Premium Income Equity Securities ("PIES"). The Reorganization took place immediately prior to the merger of Bank United with and into WM.

In order to receive your CPR certificates, you must complete the enclosed Letter of Transmittal and send your share certificate(s) representing Bank United Common Stock to the Exchange Agent, Mellon Investor Services LLC. Special instructions are provided in the Letter of Transmittal to assist you with the process of submitting your Bank United share certificate(s) for exchange to WM. Even though the Reorganization and the merger of Bank United into WM were two separate events, by completing the enclosed Letter of Transmittal and submitting your share certificates, you will receive both the CPR Certificates and the shares of Washington Mutual Common Stock you are entitled to as a result of the merger. You will not receive CPR certificates relating to stock options or PIES until you receive the common stock underlying the applicable security.

Shareholder receipt of the CPR certificates will be treated as additional merger consideration for tax purposes, in an amount equal to the fair market value of the CPR certificates as of February 9, 2001. The Litigation Trust believes that the fair market value on that date was $0.35 based on the average of the high and low trading prices of the CPR certificates on the over-the-counter market on that date. The transfer agent will provide information returns reflecting this valuation to the holders of the CPR certificates and to the Internal Revenue Service prior to January 31, 2002. Receipt of CPR certificates by holders of Bank United stock options and PIES will be taxable based on the fair market value of the CPR certificates at the time of receipt. The Litigation Trust urges you to consult with your tax advisor.

What you will receive as a result of the merger is described in more detail in the enclosed letter from Mr. Killinger. Your CPR Certificate(s) will be sent to you separately from your shares of WM common stock and will be mailed from First Union National Bank, the registrar for the CPR Trust.

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Please refer to the addresses and phone numbers listed below to assist you with questions you may have about the various issues.

Sincerely,


Jonathon K. Heffron
Litigation Trustee
Bank United Corp. Litigation
Contingent Payment Rights Trust


o Direct questions regarding the completion or delivery of your Bank United Common Stock certificate(s) or the Letter of Transmittal to:

                          Mellon Investor Services LLC
                      Attention: Reorganization Department
                                  P.O. Box 3300
                           South Hackensack, NJ 07606

                            Telephone: 1-800-777-3674

o Direct questions relating to the Bank United Reorganization, the underlying litigation against the federal government, or the CPR Certificates to:

          Bank United Corp. Litigation Contingent Payment Rights Trust
                       3200 Southwest Freeway, Suite 2604
                                Houston, TX 77027
                              E-mail: BNKUZ@aol.com

                     Jonathon K. Heffron, Litigation Trustee
                            Telephone: 1-713-543-6968

                                       Or

                    Salvatore A. Ranieri, Litigation Trustee
                            Telephone: 1-516-873-0055


o Direct questions regarding receipt of the CPR Certificates, after you have delivered your stock certificates and letter of transmittal, to:

                            First Union National Bank
                           Shareholder Services Group
                          1525 W. WT Harris Blvd., 3C3
                      Charlotte, North Carolina 28288-1153
             Telephone: 1-704-590-0394, or toll-free 1-800-829-8432